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                                                                    EXHIBIT 10.4

                           [MERRILL LYNCH LETTERHEAD]



Coffee Holding Co., Inc.                                      January 27, 2005
4401 First Avenue
Brooklyn, NY 11232

         RE: AMENDMENT TO LOAN DOCUMENTS

Mr. Gordon:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Coffee Holding Co., Inc ("Customer") with respect to: (i) that certain WCMA LOAN AND SECURITY AGREEMENT NO. 208-07517 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS (a "Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the set meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below), the Loan Documents are hereby amended as follows:

(a) The term "Maximum WCMA Line of Credit" shall mean $3,500,000.00

(b) Subject to any further change in the WCMA Line of Credit and/or other amendments of terms, if the WCMA Line of Credit is renewed beyond the current Maturity Date, the annual Line Fee during the renewal period shall be $30,000.00.

(c) The term "Interest Rate" shall mean a variable per annum rate of interest equal to the sum of 2.15% and the One-Month LIBOR. "One-Month LIBOR" shall mean, as of the date of any determination, the interest rate then most recently published in the "Money Rates" section of The Wall Street Journal as the one-month London Interbank Offered Rate. The Interest Rate will change as of the date of publication in The Wall Street Journal of a One-Month LIBOR that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the One-Month LIBOR, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

(d) The term "Obligations" shall mean all liabilities, indebtedness and other obligations of Customer to MLBFS, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, and, without limiting the foregoing, shall include interest accruing after the filing of any petition in bankruptcy, and all present and future liabilities, indebtedness and obligations of Customer under the Loan Documents and under that certain Reducing Revolver Loan and Security Agreement No. 208-07273.


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Coffee Holding Co., Inc.
January 27, 2005
Page No. 2


(e) Subject to the terms of the Loan Documents (including the Letter of Credit Supplement included therein), MLBFS has approved letter of credit availability for Customer under the WCMA Line of Credit, limited to the lesser of: (i) $310,300.00 or (ii) the then remaining availability under Customer's WCMA Line of Credit. Each letter of credit will be issued by a corresponding bank after approval both by MLBFS and that bank as to the terms of the requested letter of credit and execution by Customer of all documents required by MLBFS and that bank. Each letter of credit will be subject to the approval of MLBFS and the issuing bank, and when issued will reduce the remaining availability under Customer's WCMA Line of Credit by the amount of such letter of credit and its related fees. In connection with said letter of credit availability, Customer acknowledges and agrees:

(i) Concurrently with its acceptance hereof, Customer will pay to MLBFS by check a non-refundable Letter of Credit Commitment Fee in the amount of $775.75, or Customer hereby authorizes and directs MLBFS to charge Letter of Credit Commitment Fee to WCMA Account No. 208-07517.

(ii) All other fees will be charged in accordance with the terms of the Letter of Credit Supplement included in the Loan Documents.

(iii) No letter of credit expiry date shall extend beyond the Maturity Date.

Additional fees may apply under certain circumstances. All fees (except for the Letter of Credit Commitment Fee) will be charged to the Customer's WCMA Account at the applicable time. Please be advised, generally a letter of credit takes a minimum of 72 hours to be issued from the date the required documents are returned and accepted by MLBFS.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date here; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.


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Coffee Holding Co., Inc.
January 27, 2005
Page No. 3


THE OBLIGATIONS OF MLBFS UNDER THIS LETTER AGREEMENT ARE SUBJECT TO ITS RECEIPT (WHERE APPLICABLE) AND SATISFACTION WITH THE FOLLOWING:

                 A COPY OF CUSTOMER'S 10K REPORT FOR FISCAL YEAR
                            ENDING DECEMBER 31, 2004.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, and each of the conditions specified above shall have been met to our satisfaction, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement and the other documents enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement and such other documents as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement and such other documents within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By: /s/ David Smoller
    ---------------------
    David Smoller
    Senior Credit Manager

Accepted:

COFFEE HOLDING CO., INC.
By: /s/ David Gordon
    -----------------------
Printed Name:  David Gordon
Title:  Vice President

Approved:

/s/ Andrew Gordon
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ANDREW GORDON


/s/ David Gordon
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DAVID GORDON